SBL FUND
FILE NO. 811-2753
CIK NO. 0000217087

A SPECIAL MEETING OF THE FUND'S  SHAREHOLDERS  WAS HELD ON AUGUST 20, 20022. THE
RESULTS OF VOTES  TAKEN  AMONG  SHAREHOLDERS  ON THE  PROPOSAL  BEFORE  THEM ARE
REPORTED BELOW. EACH VOTE REPORTED  REPRESENTS A SINGLE SHARE HELD ON THE RECORD
DATE FOR THE MEETING.

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ISSUE:  a.  To approve or disapprove a Plan of Reorganization  providing for the acquisition of all of the assets and liabilities of SBL Fund, Series
            M ("Global Total Return Fund") by SBL Fund, Series D ("Global Fund")
            solely in exchange  for shares of the Global  Fund,  followed by the complete liquidation of the Global Total Return Fund.
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                                        VOTES
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                                                AGAINST/         TOTAL NUMBER OF
FUND                            FOR           ABSTENTIONS         SHARES VOTED
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SBL Fund, Series M           2,492,803          232,253             2,725,056
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ISSUE:  b.  To approve or disapprove a Plan of Reorganization  providing for the acquisition of all of the assets and liabilities of SBL Fund, Series
            L ("Capital  Growth Fund") by SBL Fund,  Series G ("Large Cap Growth
            Fund")  solely in exchange  for shares of the Large Cap Growth Fund, followed by the complete liquidation of the Capital Growth Fund.
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                                        VOTES
                             ----------------------------
                                                AGAINST/         TOTAL NUMBER OF
FUND                            FOR           ABSTENTIONS         SHARES VOTED
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SBL Fund, Series L           2,457,557          267,065             2,724,622
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ISSUE:  c.  To approve or disapprove a Plan of Reorganization  providing for the acquisition of all of the assets and liabilities of SBL Fund, Series
            K  ("Global  Strategic  Income  Fund") by SBL Fund,  Series P ("High
            Yield  Fund")  solely in exchange for shares of the High Yield Fund, followed by the complete  liquidation of the Global Strategic Income
            Fund.
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                                        VOTES
                             ----------------------------
                                                AGAINST/         TOTAL NUMBER OF
FUND                            FOR           ABSTENTIONS         SHARES VOTED
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SBL Fund, Series K           1,515,580          181,762          1,697,342
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ISSUE:  d.  To approve or disapprove a change to SBL Fund,  Series Y (Select 25)
            from a diversified to a non-diversified fund.
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                                        VOTES
                             ----------------------------
                                                AGAINST/         TOTAL NUMBER OF
FUND                            FOR           ABSTENTIONS         SHARES VOTED
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SBL Fund, Series Y           3,898,659        1,288,395          5,187,054
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